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                                                                   EXHIBIT 10.17


[HONGKONGBANK LOGO]


Kasion Contracting Co Ltd
Suite 1301 Hollywood Plaza
610 Nathan Road
Mongkok
Kowloon
Attn: Mrs Rowena Tang

                                                                    24 July 1997

Dear Madam

BANKING FACILITIES
A/C NO. 580-097988-001

With reference to our recent discussions, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following limits. These facilities are subject to review at any time and, in any event by 30 April 1998, and also subject to our overriding right of withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

Overdraft                                                         HKD6,000,000*+
---------

Interest will continue to be charged on daily balances at 1-3/4% over our best lending rate
(currently 8-3/4% per annum, but subject to fluctuation at our discretion) and payable monthly in arrears to the debit of your current account.

A commitment fee of 1/4% per annum will
continue to be charged daily on the undrawn balance of your overdraft facility and will be payable monthly in arrears to the debit of your current account.

*  Overdraft can be fully switchable to
   Import/TR Line.

+ Within which HKD4,000,000 temporary until 31 July 1997 when limit will revert to HKD2,000,000.


                                                                           /...2

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Import Line                                                     HKD8,000,000*#o
-----------

Documentary credits to your suppliers and Import Loan
Facilities in either HK Dollar or foreign currency as following usance days less any usance/credit periods granted by your suppliers:

--      up to 120 usance days for Aluminum material.

-- up to 90 usance days for Glass materials/others/ offshore shipment.

Within which                                                    HKD4,000,000*#o
------

Goods under your control and/or Trust Receipts.

Interest on the HK Dollar Import Loan facilities will continue to be charged on a daily basis at 1-1/2% over our best lending rate (currently 8-3/4% per annum, but subject to fluctuation at our discretion) and payable monthly in arrears to the debit of your current account.

Interest on the Foreign Currency Import Loan facilities will be charged at the Board Rate published by the Bank which varies from time to time.

# Of which HKD4,000,000 can be earmarked for issuance of Performance Bond and Standby DC when required.

o A sublimit Import/TR Line of HKD4,000,000 available for Kasion F.C. Ltd. (A/C No. 580-238376)

Commission Structure
--------------------

Our Opening Commission on Documentary Credits and Commission in Lieu of Exchange will continue to be charged as follows:

                            Opening Commission                Commission in
                          on Documentary Credits            Lieu of Exchange
                          ----------------------            ----------------

For the first USD50,000           1/4%                            1/4%
or its equivalent

Balance in excess of              1/8%                            1/8%
USD50,000 or its
equivalent

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Corporate Card Facility                                HK150,000
-----------------------

To issue credit cards to your executives applied to you.

Security
--------

As security for the foregoing facilities, we continue to hold:

1) A Hold Cover Indemnity from HongKongBank Finance & Secs (Thailand) Ltd for THB20,000,000 expiring on 4 May 1998.

2) A Joint and Several Guarantee for HKD15,000,000 from Mr. John Tang Wing Yan and Rowena Ng Ching Ching.

3) An Equitable Mortgage over the property at Unit 2C, 21 Grampian Road, Kowloon in the name of Ng Ching Ching Rowena together with a 'Three party Memorandum of Deposit of Title Deeds & Undertaking' Form dated 18 June 97 to secure the temporary Overdraft facility of HKD4,000,000 until 31 July 1997.

4) Your Counter-Indemnities in respect of Standby Documentary Credits issued by us on your behalf.

5) A charge over your deposit for HKD1,089,447.74 (A/C No. 461-103855) with future accrued interest held under lien to us.

Apart from the above mentioned security, we require an additional deposit of HKD1,000,000 in the name of your company with future accrued interest to be held under lien to us.

We would be grateful if you would provide us with a certified copy of board resolution from Kasion F.C. Ltd. resolving on the acceptance of making utilizations under the facilities granted to your company and the agreement to the terms and conditions as stipulated in this facility letter.

We have debited your current account with HKD5,000.__ being our review fee.

The above commitment will remain open for acceptance until the close of business on 14 August 1997 and if not accepted by that date, will be deemed to have lapsed.

Please arrange for the authorised signatories of Kasion F.C. Ltd and your company, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy for this letter to signify your confirmation as to the correctness of the security held, your understanding and acceptance of the terms and conditions under which these facilities are granted.

We are pleased to be of continued assistance.

Yours faithfully

For and on behalf of
KASION CONTRACTING COMPANY LIMITED

For and on behalf of
KASION F.C. LTD



         /s/ ROGER LIM                           [sig illegible]
--------------------------------       -----------------------------------
           Roger Lim                               [Illigible]
 Corporate Relationship Manager               Authorised Signatures